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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 27, 1996, except as to Note 14 which is as of August 22, 1996 on our audits of Marks Bros. Jewelers, Inc. and of our report dated February 27, 1996, except as to Note 14 which is as of August 22, 1996, on the financial statement schedule of Marks Bros. Jewelers, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Chicago, Illinois

October 31, 1996